Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	JEFFERY LANDERFELT Deputy Secretary for Commercial Recordings

Certified Copy

June 11, 2015

Job Number:                   C20150611-0744

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150265289-00	Amendment	2 Pages/1 Copies

Respectfully, /s/ BARBARA K. CEGAVSKE BARBARA K. CEGAVSKE Secretary of State

Certified By: Roxanna Sanchez Certificate Number: C20150611-0744 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4201

Telephone (775) 684-5708

Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20150265289-00
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	06/11/2015 10:01 AM
	State of Nevada	Entity Number
Certificate of Amendment		E0572852010-8
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of corporation:
Maxwell Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV of the Articles of Incorporation of Maxwell Resources, Inc. (the “Company”) is hereby amended to increase the shares of common stock the Company is authorized to issue to 200,000,000 shares.

Please see attached Addendum A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power, as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.5%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Mike Edwards
Signature of Officer

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Certificate of Amendment to articles of incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 ● After Issuance of Stock)

1. Name of corporation:

Maxwell Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH is hereby amended such that the aggregate number of shares of common stock that the Corporation shall have the authority to issue is 200,000,000 par value $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Mike Edwards
CEO – Maxwell Resources, Inc.